UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2025

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-39209 (Commission File Number)	38-2659066 (IRS Employer Identification No.)
109 East Division Sparta, Michigan (Address of Principal Executive Offices)		49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	COFS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective March 1, 2025, pursuant to the Agreement and Plan of Merger, dated as of July 25, 2024 (the “Merger Agreement”), by and between ChoiceOne Financial Services, Inc. (“ChoiceOne”) and Fentura Financial, Inc. (“Fentura”), Fentura was merged with and into ChoiceOne, with ChoiceOne continuing as the surviving corporation in the merger (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of Fentura common stock was converted into the right to receive 1.35 shares of ChoiceOne common stock, plus cash in lieu of any fractional shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to ChoiceOne’s Form 8-K filed on July 25, 2024, and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement and effective as of the effective time of the Merger, ChoiceOne’s Board of Directors (the “Board”) increased in size to 15 directors and the Board appointed Brian Petty and Randy Hicks, M.D., former directors of Fentura, as directors of ChoiceOne to fill the resulting vacancies. The Board determined that Mr. Petty and Dr. Hicks are each independent under the listing standards of the Nasdaq Stock Market.

Pursuant to the Merger Agreement, ChoiceOne agreed to take all appropriate action, subject to and in accordance with its articles of incorporation and bylaws and corporate governance standards, to appoint two individuals serving on the Fentura board of directors to the Board, effective immediately following the effective time of the Merger, to serve until ChoiceOne’s next annual meeting of shareholders. Pursuant to the Merger Agreement, ChoiceOne shall endeavor to nominate Mr. Petty and Dr. Hicks for reelection to the Board for a subsequent term following their initial term.

It is expected that Mr. Petty will serve on the Audit Committee and that Dr. Hicks will serve on the Personnel and Benefits and Governance and Nominating Committees of the Board.

Mr. Petty and Dr. Hicks will each be entitled to receive compensation for their services as a director consistent with the compensation paid to other directors as described in the Proxy Statement for ChoiceOne's 2024 annual meeting of shareholders.

Item 8.01 Other Events.

On March 3, 2025, ChoiceOne and Fentura issued a joint press release announcing completion of the Merger, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

(i) The audited financial statements of Fentura as of and for the twelve months ended December 31, 2023 are attached as Exhibit 99.5 to ChoiceOne’s Form 8-K filed with the Commission on July 25, 2024, and are incorporated herein by reference.

(ii) The unaudited interim financial statements of Fentura as of and for the nine months ended September 30, 2024 are attached hereto as Exhibit 99.2, and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

(i) The unaudited pro forma financial statements of the combined company as of and for the nine months ended September 30, 2024 are attached hereto as Exhibit 99.3, and are incorporated herein by reference. The unaudited pro forma condensed statement of income of the combined company for the twelve months ended December 31, 2023 is attached as Exhibit 99.8 to ChoiceOne's Form 8-K filed with the Commission on July 25, 2024, and is incorporated herein by reference.

Exhibit No. Exhibit

2.1 Agreement and Plan of Merger by and between ChoiceOne Financial Services, Inc. and Fentura Financial, Inc. dated July 25, 2024. Previously filed with the Commission on July 25, 2024 in ChoiceOne Financial Services, Inc.’s Current Report on Form 8-K, Exhibit 2.1. Incorporated herein by reference.

99.1 Joint Press Release dated March 3, 2025.

99.2 Unaudited Interim Financial Statements of Fentura Financial, Inc.

99.3 Unaudited Pro Forma Financial Statements of the Combined Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 3, 2025	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

By:
Adom J. Greenland Its Chief Financial Officer and Treasurer